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                                                                    EXHIBIT 10.9



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                           WARRANT PURCHASE AGREEMENT

                                 by and between

                               PETRUS FUND, L.P.

                                  ULTRAK, INC.

                                      and

                                GEORGE K. BROADY

                                 July 20, 1992

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
                               TABLE OF CONTENTS

Article I - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Article II - The Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.01    The Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.02    Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.03    Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.04    Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.05    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.06    Warrant Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.07    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.08    Cash in Lieu of Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.09    Lost, Stolen, Mutilated, or Destroyed Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Stock Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Article III - Anti-Dilution Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.01    Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.02    Dilution Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.03    Adjustments to Number of Shares Purchasable  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Article IV - Put Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.01    Grant of Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.02    Put Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.03    Certain Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.05    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Article V - Co-Sale Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.01    Rights of Co-Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.02    Method of Electing Sale; Allocation of Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.03    Sales to Related Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Article VI - Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.01    Required Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.02    Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.03    Form S-3 Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.04    Registration Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.05    Allocation of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.06    Listing on Securities Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.07    Holdback Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.08    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Article VII - Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.01    Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.02    Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Article VIII - Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.01    Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.02    Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.03    Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.04    Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.05    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.06    Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         8.07    Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.08    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.09    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.10    Warrant Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Article IX - Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.01    Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.02    Loan Agreement Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.03    Material Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.04    Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Article X - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.01   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.02   Nominees for Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.03   Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.04   Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.05   Headings; Section References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.06   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.07   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.08   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.09   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.10   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.11   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.12   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.13   Other Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.14   Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.15   Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                           WARRANT PURCHASE AGREEMENT


         WARRANT PURCHASE AGREEMENT (the "Agreement") made as of July 20, 1992, by and between Ultrak, Inc., a Colorado corporation (the "Company"), George K. Broady (the "Shareholder"), and Petrus Fund, L.P., a Texas limited partnership (the "Purchaser").

                                R E C I T A L S

         1. Purchaser and the Company have made and entered into that certain Loan Agreement dated of even date herewith (the "Loan Agreement"), pursuant to which Purchaser has agreed to make certain advances to the Company; and

         2. Purchaser is willing to enter into and consummate the transactions contemplated by the Loan Agreement only if, among other things, the Company and the Shareholder enter into and perform under this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:

                                   Article I
                                  Definitions

         As used in this Agreement, the following terms have the meanings indicated:

         Affiliate. With respect to any Person, (a) a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (b) any Person of which such Person or such Person's spouse is an officer, director, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, partner, or, in the case of a trust, the beneficiary or trustee of such Person.
         The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

         Average Market Value. The average of the Closing Prices for the security in question for the thirty (30) trading days immediately preceding the date of determination.

         Capital Stock. The Common Stock and any other capital stock of the Company authorized from time to time, and any other shares, options, interests, participation, or other equivalents (however designated) of or in the Company, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred, stock, phantom stock, stock appreciation rights, preferred stock, convertible debentures, stock purchase rights, and al agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

         Closing Date.  July 20, 1992.

         Closing Price.

                 (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there is not a sale on such trading day, the highest closing or last bid quotations therefor on such trading day; or

                 (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bid or asked quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation system or its successor or such other generally accepted source of publicly reported bid quotations as Purchaser reasonably designates.

         Common Stock.  The common stock, without par value, for the Company.

         Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

         Company. Ultrak, Inc. and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Exercise Price. The price per share specified in Section 2.03, as the same are adjusted from time to time pursuant to the provisions of this Agreement.

         Fair Market Value.

                 (a) As to securities regularly traded in the organized securities markets, the Average market Value; and

                 (b) As to all securities not regularly traded in the securities markets and other property, the fair market value thereof as is determined in good faith by the Board of Directors of the Company at the time of authorization of the transaction giving rise to the right to receive such securities or property (the "Determination Date"); provided, however, that, at the election of the Holder, the Fair Market Value of such securities and other property will be determined as set forth below. For a period of 30 days after the date any notice of such transaction is given (the "Negotiation Period"), the Company and each Holder will negotiate in good faith to reach agreement on the Fair Market Value of such securities or property, as of the date such notice was given. In the event that the parties are unable to agree upon the Fair Market Value of such securities or other property by the end of the Negotiation Period, the Fair Market Value of such securities or property will be determined for purposes of this Agreement by an appraiser selected by Purchaser and reasonably acceptable to the Company (the "Appraiser") and whose appraisal will be conclusive and binding on all Persons. Fair Market Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act, and (ii) the Common Stock is not traded in the organized securities markets will, in all cases, be calculated by determining the Fair Market Value of the entire Company taken as a whole and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock then issuable upon exercise of the Warrant, without premium for control or discount for minority interests or restrictions on transfer. The costs of the Appraiser will be borne by the Company. In no event will the Fair Market Value of the Common Stock be less than the per share consideration received or receivable with respect to the Common Stock in connection with any pending transaction involving a sale, merger, or liquidation of the Company, a sale of all or a majority of its assets, or similar transaction.

         Holder. Purchaser and all Persons holding Registrable Securities. Unless otherwise provided herein, in each instance that the Holder is permitted to request or required to consent to an action to be taken hereunder, the Holder will be deemed to have requested or consented to such action if the holders of a majority-in-interest of the Registrable Securities so request or consent.

         Initial Holder. Purchaser and any Affiliate of Purchaser to which the Warrant is assigned.

         Issuable Warrant Shares. Shares of Common Stock or Other Consideration issuable on exercise of the Warrant.

         Issued Warrant Shares. Shares of Common Stock or Other Consideration issuable on exercise of the Warrant.

         Loan Agreement. Loan Agreement, as defined in the recitals, and all documents evidencing indebtedness thereunder or otherwise related thereto, dated as of the Closing Date, as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness thereunder.

         Loan Agreement Termination. Termination of the Loan Agreement by the Purchaser pursuant to Section 2.09(b) of the Loan Agreement at a time when there is not Event of Default or Default (as such terms are defined in the Loan Agreement).

         New Securities. Any Capital Stock of the Company other than (a) securities issued upon exercise of the Warrant; (b) the Permitted Stock; (c) securities issued in a bona fide acquisition of the business of an unaffiliated Person or all or a majority of such person's assets; (d) securities issued on exchange or conversion of the preferred stock of the Company issued and outstanding on the date of this Agreement; (e) securities issued under the stock option plan of the Company as in effect on the date of this Agreement; (f) securities issued on exercise of warrants to acquire 170,270 shares of Common Stock issued to Rocky Mountain Securities and Investments; and
         (g) securities issued on exercise of the warrants to acquire 70,000 shares of Common Stock issued to Judith A. Schindler.

         Note. All or any portion of any of the Revolving Credit Note (as defined in the Loan Agreement, and any and all documents evidencing the indebtedness thereunder and any refinancing, refunding, or replacement thereof.

         Other Consideration. Any stock, other securities, property, or other consideration (other than Common Stock) that the Holder of the Warrant becomes entitled to receive upon exercise of the Warrant., person. Will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department thereof).

         Permitted Sales. Sales by the Shareholder of Capital Stock in brokers' transactions (as defined in Rule 144 under the Act) in the open market and sales by the Shareholder in other transactions not exceeding five percent (5%) of the amount of any class of Capital Stock beneficially owned by the Shareholder (determined as of the beginning of the twelve- month period referred to below) during any twelve-month period.

         Permitted Stock. Common Stock or options or warrants to acquire Common Stock, constituting, in the aggregate, ten percent (10%) or less of the outstanding Common Stock, issued or reserved for issuance to present and future key management of the Company pursuant to a management incentive program. I no event will the number of shares of Permitted Stock issued or reserved for issuance, in the aggregate, exceed the lesser of the number of shares constituting ten percent (10%) of the outstanding Common Stock on the date hereof or on the date issued.

         Put Shares.  The Warrant Shares.

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         Registrable Securities. (a) The Issuable Warrant Shares and (b) the Issued Warrant Shares that have not been previously sold to the public.

         Requesting Holder. Any Holder who requests registration of Registrable Securities pursuant to Section 5.01 or 5.02.

         Securities Act. the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         Senior Debt. All obligations of the Company under (a) that certain Loan Agreement, dated June 15, 1992 amount the Company, LPEC, CCTV, and American Federal Bank, F.S.B., as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness thereunder and (b) that certain Loan and Security Agreement, dated as of July 1, 1992, between Exxis and Transamerica Commercial Finance Corporation.

         Shareholder.  This term is defined in the preamble.

         Subsidiary. Loss Prevention Electronics Corporation, a Colorado corporation ("LPEC"), CCTV Fourth International, Inc., a Texas corporation ("CCTV"), Exxis Technologies, Inc., a Texas corporation ("ETI"), and each other Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

         Warrant. The Warrant, as defined in Section 2.01, dated as of the Closing Date, issued to Initial Holder, and all warrants issued upon the transfer or division of or in substitution for such Warrant.

         Warrant Shares. The Issued Warrant Shared and the Issuable Warrant Shares.

                                   Article II
                                  The Warrant

         2.01 The Warrant. On the Closing Date, Purchaser agrees to purchase from the Company at an aggregate total purchase price of ten dollars ($10.00), and the Company agrees to issue to Purchaser, a warrant in substantially the form of Exhibit A attached hereto and incorporated herein (collectively, the "Warrant"), to purchase an aggregate of Nine Hundred Twenty-Eight Thousand Five Hundred Seventy-One (928,571) shares of Common Stock, all in accordance with the terms and conditions of this Agreement and pursuant to the provisions set forth below.

         2.02 Legend. The Company will deliver to Purchaser on the Closing Date one or more certificates representing the Warrant in such denominations of at least one hundred thousand (100,000) shares as Purchaser requests. Suc certificates will be issued in Purchaser's name or in the name of Purchaser's designee. It is understood and agreed that the certificates evidencing the Warrant will bear the following legend:

                 "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT ANDNOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY OT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRAITON UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

                 "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF July 20, 1992, BETWEEN ULTRAK, INC. (THE "COMPANY"), GEORGE K. BROADY, AND PETRUS FUND, L.P. (AS SUCH AGREEMENT MAY BE

                 SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

         2.03 Exercise Price. The Exercise Price per share will be $2.10 for each share of Common Stock covered by the Warrant; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by the Warrant exceed $1,949,999.10 except in the case of adjustment pursuant to Section 3.03(d), whether as a result of any change in the par value of the Common Stock or as a result of any change in the number of shares purchasable as provided in this Article II or otherwise; and provided, further, that such limitation on the aggregate Exercise Price will have no effect whatsoever upon the number of shares of Common Stock for which this Warrant may be exercised.

         2.04    Exercise.

                 (a) The Warrant may be exercised at any time or from time to time on or after the Closing Date until January 20, 1994, on any day that is a business day, for all or any part of the number of shares of Common Stock purchasable upon its exercise, but in no event for fewer than one hundred thousan (100,000) shares of Common Stock (subject to adjustment consistent with Section 2.08), except in instances where the Warrant so exercised is exercisable for fewer than one hundred thousan (1000,000) shares of Common Stock, in which case such Warrant will be exercisable in full. In order to exercise the Warrant, in whole or in part, the Holder will deliver to the Company at the office of the Company listed in Section 10.07, (i) a written notice of such Holder's election to exercise the Warrant, specifying the number of shares of Common Stock to be purchased pursuant to such exercise, (ii) payment of the Exericise Price, in any amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise, (ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise, and
         (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrant. Upon receipt of the foregoing, the Company will, as promptly as practicable, and in any event within five (5) business days of such receipt, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, as provided in this Agreement. The stock certificat or certificates so delivered will be in such denominations in excess of one hundred thousand (1000,000) shares (or such lessor number as is provided for in the first sentence of this Section 2.04(a)) as may be specified in such notice and will be registered in the name of such Holder, or such other name as is designated in such notice. the Warrant will be deemed to have been exercised and such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date of such notice, together with such cash or check or checks and the Warrant, is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate of certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase a number of shares of Common Stock with respect to which the Warrant has been exercised, which new Warrant will, in all other respects, be identical with the Warrant, or, at the request to such Holder, appropriate notation may be made on the Warrant and returned to such Holder.

                 (b) Payment of the Exercise Price will be made, at the option of the Holder, by company or individual check, certified or official bank check, or cancellation of any debt owed by the Company to the Holder. If the Holder surrenders a combination of cash and cancellation of any debt owed by the Company to the Holder, the Holder will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that the Holder may designate that any cash to be remitted to the Holder in payment of debt be applied, together with other monies to the exercise of the portion of the Warrant being exercised for cash.

         2.05 Taxes. The issuance of any Common Stock or Other Consideration upon the exercise of the Warrant will be made without charge to the Holder for any tax, other than income taxes assessed on the Holder, in respect of the issuance of such certificate.

         2.06 Warrant Register. The Company will, at all times while the Warrant remains outstanding and exercisable, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrant will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of the Warrant.

         2.07 Transfer and Exchange. Subject to applicable securities laws the Warrant and all options and rights under the Warrant are transferable, as to all or any part of the number of shares of Common Stock and Other Consideration purchasable upon its exercise, by the Holder of the Warrant, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrant at the principal offices of the Company, together with the form of transfer authorization attached to the Warrant duly executed; provided, however, that any transfer of rights under the Warrant will be for no fewer than the greater of (a) one hundred thousand shares and (b) all Issuable Warrant Shares represented by such Warrant. Absent any such transfer and subject to Section 10.02, the Company may deem and treat the registered Holder of the Warrant at any time as the absolute owner of the Warrant for all purposes and will not be affected by any notice to the contrary. If the Warrant is transferred in part, the Company will at the time of surrender of the Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred.

         2.08 Cash in Lieu of Fractional Shares. If the Holder of the Warrant would be entitled, on the exercise of any rights evidenced thereby, to receive a fractional interest in a share, the Holder may, at its sole option, cause the Company to issue such fractional share or to purchase such fractional interest for an amount in cash equal to the Average Market Value (or in the absence thereof, the Fair Market Value) of such fractional interest, determined as of the date on which the Holder exercises the Warrant.

         2.09 Lost, Stolen, Mutilated, or Destroyed Warrants. If the Warrant is lost, stolen, mutilated, or destroyed, the Company will issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed upon presentation by the Holder of a reasonable indemnity in customary form. Any such new Warrant will constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant is at any time enforceable by anyone.

         2.10 Stock Legend. The Warrant and the securities issuable upon exercise of the Warrant have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting those securities issued upon exercise of the Warrant under the Securities Act or under applicable state securities laws at the time of exercise of the Warrant, any stock certificate issued pursuant to the exercise of the Warrant will bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT

         DATED AS OF JULY 20, 1992 BETWEEN PETRUS FUND, L.P., ULTRAK, INC. (THE "COMPANY"), and GEORGE K. BROADY (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY."

         2.10 Termination. Notwithstanding Section 2,04(a), this Agreement and the Warrant will terminate and be of no further force and effect in the event of a Loan Agreement Termination.

                                  ARTICLE III
                            Anti-Dilution Provisions

         3.01 Preemptive Rights. The Company will not issue or sell any New Securities without first complying with this Section 3.01. The Company hereby grants to the Holder the preemptive right to purchase, pro rata, all or any part of the New Securities that the Company may, from time to time, propose to sell or issue. The Holder's pro rata share for purposes of this Section 3.01 is the ratio that the number of Warrant Shares owned by such Holder immediately prior to the issuance of the New Securities, bears to the sum of (i) the total number of shares of Common Stock then outstanding, plus (ii) the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding. In the event the Company proposes to issue or sell New Securities, it will give each Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue or sell the New Securities. Each Holder will have ten (10) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of the New Securities for the price (valued at Fair Market Value) for any noncash consideration) and upon the terms specified in the notice by giving written notice to the Company and stating in such notice the quantity of New Securities agreed to be purchased. In the event a Holder fails to exercise such preemptive right within such ten (10) day period, the other Holders, if any, will have an additional five (5) day period to purchase such Holder's portion not so agreed to be purchased in the same proportion in which such other Holders were entitled to purchase the New Securities (excluding for such purposes such nonpurchasing Holder). Thereafter, the Company will have thirty
(30) days to consummate the sale of the New Securities not elected to be purchased by the Holders at the same price and upon the same terms specified in the Company's notice described above; provided; however, that the Company may proceed with such sale prior to the expiration of the periods during which the Holders may exercise their preemptive rights if the Company reserves sufficient shares for such Holders to exercise such preemptive rights in full. In the event the Company has not sold the New Securities within such thirty (30) day period, the Company will not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

         3.02    Dilution Fee.

                 (a) Without limiting the ability of the Company to pay dividends on its currently outstanding preferred stock, in case at any time after the date of this Agreement, the Company declares a dividend or makes a distribution upon the shares of Capital Stock otherwise than out of consolidated earnings or consolidated earned surplus (determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for a minority interest, if any, in Subsidiaries), and otherwise than in securities to which the provisions of Section 3.02(b) apply, and provided that such dividend or distribution does not otherwise result in an adjustment of the Exercise Price pursuant to any other provision of this Agreement, the Company will immediately pay to each Holder, the securities and other property (including cash) that such Holder would have received (together will all distributions thereon) if such Holder had exercised its Warrants on the record date fixed in connection with such dividend or distribution.

                 (b) If at any time, or from time to time, on or after the date of this Agreement the Company grants, issues, or sells any options or rights to purchase Capital Stock pro rata to the Holders of any class of Capital Stock, then if the Holders are entitled to an adjustment pursuant to the provisions of this Article III, in lieu of such adjustment, each Holder will be entitled, at such Holder's option, to acquire (whether or not the Warrants have been exercised) upon the terms applicable to such options or rights, the aggregate of such options or rights that such Holder could have acquired if such Holder had held the number of Warrant Shares issuable on exercise of its Warrants immediately prior to the time at which the Company granted, issued, or sold such options or rights.

         3.03    Adjustments to Number of Shares Purchasable.

                 (a) The Warrant will be exercisable for the number of shares of Common Stock in such manner that following the complete and full exercise of the Warrant the amount of Common Stock issued to the Holder will equal, to the nearest whole share, Nine Hundred Twenty-Eight Thousand Five Hundred Seventy-One (928,571) shares of Common Stock, as adjusted, to the extent necessary, to give effect to the following events:

                          (i) In case at any time or from time to time, the holders of any class of Capital Stock have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                                  (A)      consideration (other than cash) by
                          way of dividend or distribution; or

                                  (B)      consideration (including cash) by
                          way of spin-off, split-up, reclassification
                          (including any reclassification in connection with a consideration or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring);

                 other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 3.03(a)(ii) and (iii)), then, and in each such case, the Holder of the Warrant, on the exercise of the Warrant, will be entitled to receive for each share of Common Stock issuable under the Warrant as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Capital Stock or to which such holder is entitled. All such consideration receivable upon exercise of the Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution or dividend.

                          (ii) If at any time there occurs any stock split, stock dividend, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by the Holder of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

                          (iii) In case of any reclassification or change of outstanding shares of any class of Capital Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger of the Company with or into, another Person, or in case of any sale of all, or a majority of, the property, assets, business, or goodwill of the Company, the Company, or such successor or other
                 Person, as the case may be, will provide that the Holder of this Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, or sale by any holder of any class of Common Stock that this Warrant entitles the Holder to receive immediately prior to such reclassification, change, consolidation, merger, or sale (as adjusted pursuant to Section 3.03(a)(i) and otherwise in this Agreement). Any such successor Person, which thereafter will be deemed to be the Company for purposes of the Warrant, will provide for adjustments that are nearly equivalent as may be practicable to the adjustments provided for by this Section 3.30.

                          (iv) If at any time the Company issues or sells any shares of any Capital Stock at a per unit or share price less than the then current Fair Market Value per share of Common Stock immediately prior to the time such Capital Stock is issued or sold, then:

                                  (A)      the Exercise Price will be reduced
                          to the price calculated by multiplying the then existing Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of shares of Capital Stock outstanding immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, divided by the total number of shares of Capital Stock outstanding immediately after such issuance or sale, and the denominator of which is the (y) Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (A), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Company enters into a firm contract for the issuance of such shares, or issues such shares); and

                                  (B) the number of shares of Common Stock for which the Warrant may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be equal to the product of the number of shares of Common Stock purchasable under the Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

                          (v) In case any event occurs as to which the preceding Sections 3.3(a)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrant in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holder may appoint an independent investment bank or firm of independent public accountants reasonably acceptable to the company, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrant. Upon receipt of such opinion, the company will promptly deliver a copy thereof to the Holder and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne equally by the Company, on the one hand, and the Holders, on the other.

                 (b) The Company will not by any action including, without limitation, amending its charter documents or through and reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the right of the Holder against impairment or dilution. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Consideration upon the exercise of this Warrant, free and clear of all liens, encumbrances, equities and claims and (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the company to perform its obligations under the Warrant. Without limiting the generality of the foregoing, the Company represents and warrants that the board of directors of the company has determined the Exercise Price to be adequate and in the best interests of the company and its shareholders.

                 (c) Any calculation under this Section 3.03 will be made to the nearest one thousandth of a share and rounded upwards to the nearest whole share.

                 (d) If each of the conditions listed in Sections 3.03(d)(i) through (iii) below are fulfilled at any time prior to January 20, 1993, then the Exercise Price will be increased by fifteen percent (15%). Such increase in Exercise Price will be subject to the fulfillment of each of the following conditions:

                          (i) There not having occurred at any time after the date of this Agreement any default under this Agreement or the Loan Agreement.

                          (ii) There not being any continuing Default or Event of Default (as defined in the Loan Agreement) at the time of the fulfillment of the condition set forth in Section 3.03(d)(iii).

                          (iii) All indebtedness (as defined in the Loan Agreement) having been fully and unconditionally paid and performed under the Loan Agreement and not subject to any offset, recoupment, claim, or condition.

                          (iv) The Company having voluntarily terminated in accordance with the terms of the Loan Agreement, the Loan Agreement and the Revolving Credit Note.

         Such increase in the Exercise Price will be deemed effective only upon completion of the conditions specified above.


                                   Article IV
                                   Put Option

         4.01 Grant of Option. The company hereby grants to the Holder an option to sell to the company, and the Company is obligated to purchase from the Holder under this option (the "Put Option"), all (or such portion as is designated by the Holder) of the Put Shares. The Put Option will be effective at any time or times with ninety (90) days after receipt of written notice of the occurrence of any of the following events (the "Put Option Period"):

                 (a) a material change in the ownership of the Company; for purposes of this subsection "material change" means the Shareholder ceasing, directly or indirectly, to own thirty-three and one third percent (33 1/3%) of the Common Stock on a fully diluted basis (including in the computation of the amount so owned all Common Stock equivalents held by the Shareholder and without giving effect to the issuance of any shares of Common Stock under the Warrant); or

                 (b) a merger of the Company or sale of all or a majority of the assets, business, or revenue or earnings generating operations of the Company or any Subsidiary or any substantial change in the type of business conducted by the Company or any Subsidiary.

         4.02 Put Price. In the event that any Holder exercises the Put Option, the price (the "Put Price") to be paid to each such Holder pursuant to this Agreement will be cash in the sum of the amount determined by multiplying the Fair Market Value per share of

Common Stock times the number of shares of Common Stock for which the Put Option is being exercised by such Holder together with the Fair Market Value of the Other Consideration issuable upon exercise of the Warrant.

         4.03    Certain Remedies.

                 (a) Except as otherwise provided in Section 4.04(b), in the event that the Company defaults in its obligation to purchase all or any portion of the Warrant and/or the Warrant Shares upon exercise of the Put Option, in addition to any other rights or remedies of Purchaser, the unpaid portion of the purchase price will bear interest at the lesser of 13% or the highest rate permitted by applicable law.

                 (b) In the event that the payment of the exercise price or any portion thereof in cash causes the Company to be in default on the Senior Debt or in violation of any applicable law, the company will (i) purchase or cash the maximum amount of the Put Shares permissible, (ii) provide Purchaser a certificate and notice satisfactory in form and substance to Purchaser describing in reasonable detail the default resulting from payment of all or a portion of the Put Price and/or the legal reasons why such payment may not be made.

         4.05 Closing. The closing for the purchase and sale of all or such portion of the Put Shares as to which the Holder has notified the company of its intention to exercise the Put Option, will occur at Purchaser's office, which is located at the address set forth in Section 10.07 hereof, on the date specified in such notice of exercise, no less than thirty (30) days from delivery of such notice of exercise of such option (an "Option Closing"). At any Option Closing, to the extent applicable, the Holder of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, the company will deliver to the Holder the Put Price, which will be payable in cash.


                                   Article V
                                 Co-Sale Rights

         5.01 Rights of Co-Sale. In the event that the Shareholder intends to sell or transfer any shares of any class of Capital Stock in excess of the amount of Permitted Sales beneficially owned by him to any Person other than a Related Party, directly or indirectly, each Holder will have the right to participate in such sale or transfer on the terms set forth below; provided, however, none of the provisions of this Agreement will apply to any sale by the Shareholder of shares of Capital Stock in a bona fide underwritten public offering under the Securities Act, so long as all Holders have had an opportunity to participate in such offering pursuant to the registration rights under this Agreement.

         5.02 Method of Electing Sale; Allocation of Sales. No sale or transfer by the Shareholder of any shares of Capital Stock in excess of the amount of Permitted Sales will be valid unless the transferee of such Capital Stock first agrees in writing to be bound by the terms of this Agreement and to have the liabilities and obligation of the "Shareholder," as such term is used in this Agreement. No such sale or transfer by the Shareholder will effect any delegation of its duties, obligations, or liabilities under this Agreement. In addition, before any shares of Capital Stock in excess of the amount of Permitted Sales held, directly or indirectly, by the Shareholder may be sold or transferred to a Person other than a Related Party, such selling Shareholder (as such, the "Selling Shareholder") will comply with the following provisions:

                 (a) The Selling Shareholder will deliver or cause to be delivered a written notice (the "Notice of Sale") to each Holder as of that time at least ten (10) days prior to making any such sale or transfer. The Company agrees to provide the Selling Shareholder with a list of the names and addresses of each such Holder for such purpose. The Notice of Sale will sate (i) the Selling Shareholder's bona fide intention to sell or transfer, (ii) the name and address of the prospective transferee (the "Transferee"), (iii) the number of shares of Capital Stock of the company to be sold or transferred, (iv) the terms and conditions of the contemplated sale or transfer, (v) the purchase price, in cash, that the Purchaser will pay for such shares of Capital Stock, and (vi) the expected closing date of the transaction. The Selling Shareholder will not sell or transfer any shares of Capital Stock for consideration other than cash.

                 (b) Any Holder receiving the Notice of Sale may elect to participate in the contemplated sale or transfer by exercising its right to co-sell its Capital Stock pursuant to Section 5.02(c). Such right may be exercised in the sole discretion of the Holder by delivering a written notice (an "Election Notice") to the Company and the Selling Shareholder within ten (10) days after receipt of such Notice of Sale stating the election of the Holder to exercise its right of co-sale pursuant to Section 5.02(c).

                 (c) Each Holder may elect to sell or transfer in the contemplated transaction up to the total of the number of shares of Warrant Shares then held by it. Promptly after the receipt of an Election Notice exercising such right, the Selling Shareholder will use his best efforts to cause the Transferee to amend its offer so as to provide for the Transferee's purchase, upon the same terms and conditions as those contained in the Notice of Sale, of all of the Warrant Shares elected to be sole (the "Co-Sell Shares") in such Election Notices. In the event that the Transferee is unwilling to amend its offer to purchase all of the co-Sell Shares in addition to the shares of Capital Stock described in the related Notice of Sale, if the Selling Shareholder desires to proceed with the sale, the total number of shares that such Transferee is willing to purchase will be allocated to the Selling Shareholder and each Holder having given an Election Notice exercising its right pursuant to this Section 5.02(d) (the "Co-Sellers") in proportion to the aggregate number of Warrant Shares held by each such Person; provided, however, that no such Person will be so allocated a number of shares greater than the number of shares that it sought to sell to such Transferee in the related Notice of Sale or Election Notice.

                 All Capital Stock sold or transferred by the Selling Shareholder and the co-Sellers with respect to a single Notice of Sale under Section 5.02(b) will be sold or transferred to the Transferee in a single closing on the terms described in such Notice of Sale, and each such share will receive the same per share cash consideration.
         In the event that the Transferee, for any reason, declines to purchase any shares from any Holder delivering an Election Notice, then the Selling Shareholder will not be permitted to sell or transfer any shares of Capital Stock to such Transferee.

         5.03    Sales to Related Parties.

                 (a) No sale or transfer of shares of Capital Stock by the Shareholder to a Related Party will be subject to the provisions of
         Section 5.02(a), (b), or (c); provided, however, that such Related Party first agrees to assume the obligations of the Shareholder (without relieving such Shareholder of any obligations under this Agreement) under this Agreement with respect to the shares of Capital Stock thereby acquired by it and to be a "Shareholder" as such term is used in this Agreement in a written instrument in a form and substance satisfactory to the Holders.

                 (b) For purposes of this Section 5.03, "Related Party" means the spouse of lineal descendents of the Selling Shareholder or an entity wholly owned by the Selling Shareholder and/or one or more Related Parties or a trust solely for the benefit of the Selling Shareholders or one or more Related Parties.

                                   Article VI
                              Registration Rights

         6.01 Required Registration. At any time the Holders may, upon not more than one (1) occasion, make a written request to the company requesting that the company effect the registration of Registrable Securities. After receipt of such a request, the Company will, as soon as practicable, notify all Holders of such request and use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by the Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof) of the Registrable Securities so registered. In no event will any Person other than a Holder be entitled to include any shares of Capital Stock in any registration statement filed pursuant to this Section 6.01. Notwithstanding the foregoing, the Company will not be obligated to register any Registrable Securities as to which counsel acceptable to the Holders renders an opinion in form and substance satisfactory to the Holders to the effect that such Registrable Securities are freely saleable under Rule 144 under the Securities Act.


         6.02 Incidental Registration. If the Company at any time proposes to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form) for any class that is the same or similar to Registrable Securities, it will give written notice to all holders of Registrable Securities at least thirty (30) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as such Holders may request. Each Holder of any such Registrable Securities desiring to have Registrable Securities registered under this Section 6.02 will advise the Company in writing within thirty (30) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number of Registrable Securities for which registration is so requested, and will use its best efforts to effect registration under the Securities Act of such Registrable underwriter or underwriters, if any, of such offering deliver a written opinion to the Holders of such Registrable Securities that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders will be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, that if securities are being offered for the account of other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced will not exceed the proportion by which the amount of such class of securities intended to be offered by Holders is reduced will not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons (other than the Company) is reduced.

         6.03 Form S-3 Registrations. In addition to the registration rights provided in Sections 6.01 and 6.02 above, if at any time the Company is eligible to use Form S-3 (or any successor form) for registration of secondary sales of capital stock, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within ten
(10) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this Section 6.03. Thereupon the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

         6.04 Registration Procedures. In connection with any registration of Registrable Securities hereunder, the Company will, as soon as practicable:

                 (a) prepare and file with the Commission a registration statement with the respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                 (b) prepare and file with the Commission such amendments and company to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of or the expiration of one hundred eighty (180) days (except with respect to registrations effected on Form S-3 or any successor form, as to which no such period shall apply);

                 (c) furnish to the Holders such number of copies of the registration statement and prospectus (including, without limitation, a preliminary prospectus) in conformity with the requirements of the Securities Act (in each case including all exhibits) and each amendment or supplement thereto, together with such other documents as such Holders may reasonably request;

                 (d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder reasonably requests, and do such other acts and things as may be reasonably required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

                 (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as practicable, an earnings statement covering the period of at least twelve months beginning with the first month after the effective date of such registration statement, which earnings statement will satisfy the provisions of
         Section 11(a) of the Securities Act;

                 (f) provide and cause to be maintained a transfer agent and registrar for Registrable Securities covered by such statement from and after a date not later than the effective date of such registration statement;

                 (g) if requested by the underwriters for any underwritten offering or Registrable Securities on behalf of a holder of Registrable Securities pursuant to a registration requested under
         Section 6.01, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the Holders; the Holders of on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders of Registrable Securities; and no Holder of Registrable Securities will be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties, or agreements regarding such Holder, such Holder's Registrable Securities, and such Holder's intended method or methods of disposition and any other representation required by law;

                 (h) furnish, at the written request of any Holder on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the d ate that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion in form and substance satisfactory to such Holders, and addressing matters customarily addressed in underwritten public offering, of the counsel representing the Company for the purposes of such registration (who will not be an employee of the Company and who will be satisfactory to such Holders), addressed to the underwriters, if any, and to the selling Holders; and
         (ii) a letter (the "comfort letter") in form and substance satisfactory to such Holders, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the selling Holders making such request (and, if such accountants refuse to deliver the comfort letter to such Holders, then the comfort letter will be addressed to the Company and accompanied by a letter addressed to such Holders stating that they may rely on the comfort letter addressed to the Company); and

                 (i) during the period when the registration statement is required to be effective, notify each selling Holder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 It will be a condition precedent to the obligation of the Company to take any action pursuant to this Article VI in respect of the securities that are to be registered at the request of any Holder of Registrable Securities that (i) such Holder furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as is required in connection with the action taken by the Company and (ii) such Holder agrees to enter into a customary indemnification agreement with the Company and any underwriter agreeing to indemnify and hold harmless such Persons against costs, damages, and liability arising out of any misstatement of a material fact or omission to state a material fact required to be stated in order to make such statements not misleading to the extent such misstatement or omission is made by such Holder in a written instrument expressly intended for inclusion in the registration statement. The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to Section 6.01 or 6.03 will be selected by the Holders of a majority of the Registrable Securities being so registered.

                 6.05 Allocation of Expenses. Except as provided in the following sentence, the Company will bear all expenses arising or incurred in connection with any of the transactions contemplated by this Article VI, including, without limitation, (a) all expenses incident to filing with the National Association of the Securities Dealers, Inc., (b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses, (e) expenses of any special audits or comfort letters incident to or required by any such registration or qualification, and (f) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Each Holder will bear the expense of its underwriting fees, discounts, commissions relating to its sale of Registrable Securities.

                 6.06 Listing on Securities Exchange. If the Company lists any shares of Capital Stock on any securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all Registrable Securities.

                 6.07     Holdback Agreements.

                 (a) if any registration pursuant to Section 6.02 is in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not the effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven (7) days prior to the effective date of such registration statement or the earlier of the ninetieth (90th) day after the effective date of such registration statement or the date all securities registered under such registration statement are sold; provided, however, that the Shareholder and each person that is an officer, director, or owner of five percent (5%) or more of the outstanding shares of any class of capital stock of Company entered into similar agreements.

                 (b) The Company and the Shareholder agree (i) not to effect any public sale or distribution within seven (7) days (or such longer period as may be prohibited by Rule 10b-6 under the Exchange
         Act) prior to the effective date of the registration statement employed in any underwritten public offering and prior to the earlier of the ninetieth (90th) day after any such registration statement contemplated by Section 5.01 and 5.03 has become effective and the date on which all securities registered under such registration statement are sold, except as part of such underwritten public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the Commission of any successor forms, and (ii) use their best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

         6.08 Rule 144. At all times the Company will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration pursuant to and in accordance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                  Article VII
                         Representations and Warranties

         7.01 Representations and Warranties of the Company and the Shareholder. The Company represents and warrants to the Purchaser that:

                 (a) The Company is a corporation duly organized and existing and in good standing under the laws of the State of Colorado and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed, except where failure to do so would not have a material, adverse effect on the Company. Each Subsidiary is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed, except where failure to do so would not have a material, adverse effect on the Company.
         The Company has no Subsidiaries or debt or equity investment in any Person other than LPEC, ETI, and CCTV. Except for liens related to the Senior Debt and the Loan Agreement, the Company owns 100% of the equity interests of LPEC, ETI, and CCTV free and clear of all liens, claims, and encumbrances, and no Person has any rights whether granted by the Company or any Subsidiary to acquire any portion of the equity interest of any Subsidiary or the assets of the Company or any Subsidiary.

                 (b) Each of the Company and the Shareholder has, and at all times that this Agreement is in force will have, the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and, in the case of the Company, the Warrant, and the officers of Company executing and delivering this Agreement and the Warrant are duly authorized to do so. This Agreement and the Warrant have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company and the Shareholder, enforceable in accordance with their respective terms.

                 (c) The execution, delivery, and performance of this Agreement and the Warrant will not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable provisions contained in Company's Articles or Certificate of Incorporation or Bylaws or any Subsidiary's charter or organizational documents or contained in any agreement, instrument, or document to which Company, any Subsidiary, or the Shareholder is a party or by which any of them is bound.

                 (d) As of June 30, 1992, the Company's authorized capital stock consists of 50,000,000 shares of common stock, without par value, of which 38,920,085 shares are issued and outstanding and 928,571 shares of Common Stock are reserved for issuance on exercise of the Warrant. The number of shares issued since June 30, 1992 is not material. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been offered, issued, sold, and delivered by Company free from preemptive or similar rights and in compliance with applicable federal and state securities laws. Except (i) pursuant to this Agreement,
         (ii) except for the Permitted Stock, and (iii) except as set forth in
         Schedule II to the Loan Agreement on the date of this Agreement, the Company is not obligated to issue or sell any Capital Stock.

                 (e) The shares of Common Stock issuable on exercise of the Warrant have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant will be validly issued, fully paid, and nonassessable and free of preemptive of similar rights.

                 (f) The Company has good, indefeasible, and merchantable title to and ownership of all of its assets free and clear of all liens, pledges, security interests, claims, or other encumbrances except pursuant to the Senior Debt and the Loan Agreement.

                 (g) There is not now, and at no time during the term of this Agreement will there be, any agreement, arrangement, or understanding involving the Company or the Shareholder, other than this Agreement, modifying, restricting, or in any way affecting the rights of the Shareholder to vote securities of the Company.

                 (h) Each of the representations and warranties made by the Company pursuant to the Loan Agreement is true and correct.

         7.02 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and the Shareholder that:

                 (a) Purchase is a limited partnership duly organized and existing and in good standing under the laws of the State of Texas.

                 (b) Purchaser has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement, and the agents of the Purchaser executing this Agreement, and the agents of the Purchaser executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed, issued, and delivered and constitutes the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms.

                 (c) The execution, delivery, and performance of this Agreement will not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any material applicable provision contained in Purchaser's organizational documents or contained in any material agreement, instrument, or document to which Purchaser is a party or by which it is bound.

                 (d) Purchaser (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act, or (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Purchaser, and has received such documents and information as it has requested and has had an opportunity to ask questions of and receive satisfactory answers from the Company concerning the terms and conditions of the investment proposed herein and based thereon believes it can make an informed investment decision.

                 (e) Except as otherwise contemplated by this Agreement, Purchaser represents that it is acquiring the Warrant and any securities issuable upon exercise thereof for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

                 (f) Purchaser agrees that the certificates representing the Warrants and any securities issuable upon exercise thereof will bear the appropriate legends referencing restrictions on transfer and the Warrant or securities issuable upon exercise thereof, as the case may be, will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws.

                                  Article VIII
                                   Covenants

         The Company covenants and agrees that so long as the Purchaser or its Affiliates own any Warrants or Warrant Shares:

         8.01 Financial Statements. The Company will comply with Section 4.01 of the Loan Agreement and furnish to each Holder the information referred to therein, and, in addition provide to each Holder:

                 (a) As soon as available, a copy of each (i) financial statement, report, notice, or proxy statement sent by the Company to its shareholders in their capacity as shareholders, (ii) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission, (iii) material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party, (iv) press release or other statement made available generally by the Company to the public generally concerning material developments in the business of the Company, and (v) a copy of all correspondence, reports, and other information sent by the Company to any holder of any indebtedness, including the holders of Senior Debt.

                 (b) Promptly, such additional information concerning the Company as Purchaser may reasonably request, including without limitation auditor management letters or reports and audit "waiver" lists and any information available to a director of the Company.

         8.02 Laws. The Company and the Shareholder will comply with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, and all agencies, and instrumentalities of the foregoing applicable to the Company and the Shareholder, a violation of which might materially and adversely affect the ability of the Company or the Shareholder to perform their respective obligations under this Agreement.

         8.03 Inspection. The Company will permit any representative designed by Purchaser (at the expense of Purchaser) upon reasonable notice and during normal business hours, to (a) visit and inspect any of the properties of the Company, (b) examine the corporate and financial records of Company and made copies thereof or extracts therefrom, and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, employees, and independent accountants of the Company; provided, however, that any such visit, inspection, examination, or discussion will not unreasonably disrupt the normal business operations of the Company. In addition to any rights under this
Section 8.03, the Company will give Purchaser not less than twenty-four (24) hours actual notice of all regular meetings and twenty-four (24) hours actual notice of all special meetings of the Company's Board of Directors, will permit a person designated from time to time by Purchaser to attend such meetings as an observer and will provide such person with all information available to the directors of the Company. Such regular meeting will be held at least quarterly. The Company will reimburse such person for expenses incurred traveling to and attending such meetings.

         8.04 Certain Actions. Without the prior written consent of Purchaser, which consent may be withheld in the sold discretion of Purchaser, the Shareholder will not permit the Company or any Subsidiary to, and neither the Company nor any Subsidiary will:

                 (a) except for Permitted Stock, enter into any transaction or transactions with any director, officers, employee, or shareholder of the Company or any Subsidiary, or any Affiliate or relative of the foregoing except upon terms that, in the reasonable opinion of Purchaser, are fair and reasonable and that, are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

                 (b) increase beyond the amounts permitted pursuant to the Loan Agreement as of the date of this Agreement the amount of benefits payable under any benefit plan in the aggregate, or increase the aggregate amount of salary and any other direct and indirect remuneration (including, but not limited to, employee benefits, professional, management, and consulting fees and expenses, and bonuses under any plans) paid or accrued by the Company or any Subsidiary during any fiscal year to or for the direct or indirect benefit of any of its or its Subsidiaries' officers, directors, or shareholders;

                 (c) except as required by the Senior Debt ont he date hereof, acquire any debt or equity interest in any Person or establish or acquire a Subsidiary other than LPEC, ETI, and

         CCTV or make any additional capital contribution or purchase any additional equity in LPEC, ETI, and CCTV or make any advances or loans to any Subsidiary or transfer any technology or assets to any Subsidiary;

                 (d) allow the aggregate par value of the Capital Stock subject to the Warrant from time to time to exceed the price payable or exercise of the Warrant, as adjusted from time t time; or

                 (e) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections (a) through (d) above.

         8.05 Records. The Company will keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied to a consistent basis.

         8.06 Accountants. The Company will retain independent public accountants who will certify the Company's consolidated financial statements at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts employed by Company, are terminated, the Company will promptly thereafter notify Purchaser and upon Purchaser's request, the Company will request the firm of independent public accountants whose services are terminated to deliver to Purchaser a letter of such firm setting forth the reasons for the termination of their services and in its notice to Purchaser the Company will state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.
The Company, its Subsidiaries, and the Shareholder will release and indemnify such accountants from and against any liability arising out of the delivery of suc letter to Purchaser.

         8.07 Existence. The Company and each Subsidiary will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights.

         8.08    Notice.

                 (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of securities of the company for the purpose of determining which of such holders are entitled to dividends, repurchases of securities, or other distributions, or any right to subscribe for, purchase, or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets of the company to, or consolidation or merger of the Company or any Subsidiary; or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or
         (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Capital Stock pursuant to exercise of the Warrant), then and in each such event the Company will deliver or cause to be delivered to the registered Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock (or such stock or securities receivable upon the exercise of the Warrant) will be entitled to exchange their shares of Capital Stock (or such other stock or securities) for securities or other property deliverable upon such event; and (D) the amount and character of any Capital Stock, property or rights proposed to be issued or granted, the consideration to be received therefor and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made. Any such notice will be deposited in the United States mail, postage prepaid, at least thirty (30) days prior to the date therein specified, and notwithstanding anything in this Agreement to the contrary the registered Holder of the Warrant may exercise the Warrant within thirty (30) days from the receipt of such Notice.

                 (b)      If there is any adjustment as provided above in
         Article III, or if securities or property other than shares of Common Stock of the Company becomes purchasable in lieu of shares of such Common Stock upon exercises of the Warrant, the Company will promptly cause written notice of such occurrence to be sent to the registered Holders, which notice will, upon request of the Purchaser, be accompanied by a certificate of the independent public accountants or other independent professional firm reasonably acceptable to the Purchaser in form and substance satisfactory to Purchaser of the Company setting forth in reasonable detail the basis for the Holder's becoming entitled to purchase such shares and the number of shares that may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of the Warrant, as the case may be. At the request of Holder and upon surrender of the Warrant, the Company will reissue this Warrant in a form conforming to such adjustments.

         8.09 Taxes. The Company will file all required tax returns, reports, and requests for refunds on a timely basis and will pay on a timely basis all axes imposed on either of them or upon any of assets, income, or franchises.

         8.10 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as the Warrant is outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Capital Stock to provide for the exercise in full of the rights represented by the Warrant, (b) the Company will not increase or permit to be increased the par value per share or stated capital of its Common Stock or other shares purchasable under the Warrant or the consideration receivable upon issuance of its Capital Stock, and (c) in the event that the exercise of the Warrant would require the payment by the Holder of consideration for the Common Stock or Other Consideration receivable upon such exercise of less than the par or stated value of such stock, the Company and the Shareholder will promptly take, and use its best efforts to have its security holders take, such action as may be necessary to change the par or stated value of such stock to an amount less than or equal to such consideration.

                                   Article IX
                                   Conditions

         The obligations of Purchaser to effect the transactions contemplated by this Agreement will be subject to the following conditions:

         9.01 Opinion. Purchaser shall have received favorable opinions, dated the Closing Date, from Gardere & Wynne, a Registered Limited Liability Partnership, counsel for Company, in form and substance satisfactory to Purchaser and its counsel and addressing, without limitation, the matters set forth in Sections 7.01(a), (b), (c), (d), and (e).

         9.02 Loan Agreement Conditions. all of the conditions precedent to the obligations of Purchaser under the Loan Agreement will have been satisfied in full.

         9.03 Material Change. There will have occurred no material adverse change in the business prospects, results, operations, or condition, financial or otherwise, of the Company.

         9.04 Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel will have received copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that Purchaser or such counsel may request in connection with the consummation of such transactions.

                                   Article X
                                 Miscellaneous

         10.01 Indemnification. In addition to any other rights or remedies to which Purchaser may be entitled, the Company agrees to and will indemnify and hold harmless Purchaser and its Affiliates and their successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, and "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, penalties, causes of action, damages, costs, and expenses (including, without limitation, cost of defense, reasonable attorneys' fees and expenses, including, without limitation, those arising out of the negligence of any Indemnified Party, that the Indemnified party may suffer, incur, or be responsible for arising or resulting form any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Company or the Shareholder under this Agreement, the Loan Agreement or any other agreement to which the Company or the Shareholder is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser under this Agreement or the Loan Agreement.

         10.02 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner, the beneficial owner thereof, may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise the Warrant as a condition to the registration of such Warrant of Registrable Securities.

         10.03 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach. Unless otherwise specifically provided in this Agreement, in the event that either party defaults on any obligation to make payments under this Agreement, the unpaid amount will bear interest at an annual rate equal to the lesser of 13% or the highest rate permitted by applicable law.

         10.04 Integration. This Agreement constitutes the entire agreement between the parties with respect to the written and all previous or contemporaneous oral negotiations, understandings, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and the Holders of Warrants for a majority of the Warrant Shares.

         10.05 Headings; Section References. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. All references in the Agreement to the Sections, subsections, and Articles are references to the Sections, subsections, and Articles of this Agreement unless the context requires otherwise.

         10.06 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rule, regulation, or decision of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in such provision, section, sentence, word, clause, or combination thereof will be inoperative (and in lieu thereof or there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

         10.07 Notices. Whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect will mean the date) three
(3) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

         If to Purchaser, at:     Petrus Fund, L.P.
                                  1700 Lakeside Square
                                  12377 Merit Drive
                                  Dallas, Texas 75251
                                  FAX:     214-788-3097
                                  Attn:  Sherry Richardson Pate

         with copies to:          Hughes & Luce, L.L.P.
                                  1717 Main Street
                                  Suite 2800
                                  Dallas, Texas 75201
                                  Attn:  Glen Hettinger
                                  FAX:  214-939-6100

         If to the Company, at:   Ultrak, Inc.
                                  1220 Champion Circle
                                  Suite 100
                                  Carrollton, Texas 75006
                                  Attn:  Tim D. Torno
                                  FAX:  214-280-9659

         with copies to:          Gardere & Wynne
                                  A Registered Limited Liability
                                    Partnership
                                  3000 Thanksgiving Tower
                                  1601 Elm Street
                                  Dallas, Texas 75201
                                  Attn:  Richard Waggoner
                                  FAX:  214-999-4828

         If to the Shareholder:   George K. Broady
                                  1220 Champion Circle
                                  Suite 100
                                  Carrollton, Texas 75006
                                  FAX:  214-280-9659

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address as to which notices will be sent under this Agreement.

         Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies of the actual notice will not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         10.08 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         10.09 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiveR thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligation under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

         10.10 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

         10.11 Fees. Except for fees and expenses of preparation of this Agreement, as to which each party will bear its own, any and all reasonable fees, costs, and expenses, of whatever kind and nature, including reasonable attorneys' fees and expenses, incurred by Purchaser in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within then (10) days of demand by Purchaser.

         10.12 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

         10.13 Other Business. It is understood and accepted that Purchaser and its Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company; provided, that Purchaser consents thereto; and, provided, further, that if Purchaser does not consent to the Company's pursuing such opportunity, that the Shareholder may pursue such opportunity through Person other than the Company. In no event the Shareholder or any Affiliate of the Shareholder use any of the trade secrets or confidential or proprietary information of the Company or any of its assets or personnel for their own benefit, directly or indirectly.

         10.14 Choice of Law. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED BY THE PARTIES IN THE STATE OF TEXAS, WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF TEXAS, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED, AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO ANY CHOICE-OF-LAW RULE OR OTHER POLICY THEREOF THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         10.15 Publicity. The Company and the Shareholder will not make any press release or other public statement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                        PETRUS FUND, L.P.

                                        By:      Perot Investments, Inc.
                                                 its General Partner

                                        By:      /s/ STEVEN L. BLASNIK
                                                 ---------------------------
                                                 Steven L. Blasnik,
                                                 President

                                        UNTRAK, INC.

                                        By:  /s/ GEORGE K. BROADY
                                            --------------------------
                                        Name:  George K. Broady
                                             -------------------------
                                        Title: President
                                              ------------------------

                                        /s/ GEORGE K. BROADY
                                        ---------------------------
                                        George K. Broady


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JULY 20, 1992, BETWEEN ULTRAK, INC. (THE "COMPANY"), GEORGE K. BROADY, AND PETRUS FUND, L.P. (AS SUCH AGREEMENT MAY BE

SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

928,571 shares of
Common Stock,
without par value,
of the Company                                                  Warrant No. [*]

                      WARRANT TO PURCHASE COMMON STOCK OF
                                  Ultrak, Inc.


         This is to certify that, in consideration of ten dollars ($10.00) and other valuable consideration, which is hereby acknowledged as received, Petrus Fund, L.P., its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreement) to exercise this Warrant to purchase Nine Hundred Twenty-Eight Thousand Five Hundred Seventy-One (928,571) shares of the common stock, without par value, of Ultrak, Inc. (the "company"), as the same is adjusted from time to time pursuant to the provisions of the Agreement at a price per share as specified in the Agreement and to exercise the other rights, powers, and privileges provided in the Agreement, all on the terms and subject to the conditions specified herein and in the Agreement.

         This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions continued in the Agreement, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Copies of the Agreement are on file at the office of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

         Dated as of July 20, 1992.


                                        UNTRAK, INC.


                                        By:  ______________________________

                                        Name:______________________________

                                        Title:_____________________________

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

         The undersigned registered owner of this Warrant irrevocable exercises this Warrant for an purchases __________ of the number of shares of Common Stock of Ultrak, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Capital Stock hereby purchased (and any securities or other property issuable upon such exercise) be
issued in the name of and delivered to                    ____ whose address is
________________________________________________ and if such shares of Common
Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         Dated: ____________________, 19___.


                                        By:  ______________________________

                                        Name:______________________________

                                        Title:_____________________________

                                        Address:  _________________________
                                                  _________________________
                                                  _________________________

                               SUBSCRIPTION FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

         No. of Shares                     Name and Address of Assignee





and does hereby irrevocably constitute and appoint as attorney
_________________________ to register such transfer on the books of Ultrak, Inc. maintained for the purpose, with full power of substitution in the premises.

         Dated: ____________________, 19___.


                                        By:  ______________________________

                                        Name:______________________________

                                        Title:_____________________________